Exhibits 5.1 and 23.1

                                   WILLIAMS, MULLEN,
                                  CHRISTIAN & DOBBINS
TELEPHONE (804) 643-1991     ATTORNEYS & COUNSELORS AT LAW        OFFICES IN:
TELECOPIER (804) 783-6456      A PROFESSIONAL CORPORATION           RICHMOND
                                                                WASHINGTON, D.C.
WRITER'S DIRECT DIAL:        CENTRAL FIDELITY BANK BUILDING
   (804) 783-6489                   TWO JAMES CENTER           AFFILIATE OFFICE:
                                 1021 EAST CARY STREET               LONDON
                                     P.O. BOX 1320
                             RICHMOND, VIRGINIA 23210-1320

                                August 22, 1995


Board of Directors
Central Fidelity Banks, Inc.
1021 East Cary Street
Richmond, Virginia 23219

Ladies and Gentlemen:

     This letter is delivered to you in connection with the actions taken and proposed to be taken by Central Fidelity Banks, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Central Fidelity Banks, Inc. Stock and Thrift Plan, as amended (the "Plan"), of up to 500,000 shares of the Company's Common Stock, $5.00 par value, with associated rights to purchase Series A Junior Participating Preferred Stock (together, the "Shares"). As counsel to the Company, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933 (the "Act").

     In this regard, we have examined the Restated Articles of Incorporation, as amended, and Restated By-Laws of the Company, records of proceedings of the Board of Directors of the Company, the Plan and such other records and documents as we have deemed necessary or advisable in
connection with the opinions set forth herein.   In addition, we have
relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.

     Based upon our examination and inquiries, we are of the opinion that the Shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us as counsel to the Company in the Registration Statement. In giving such consent, we do not thereby admit that we are persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   /s/ Williams, Mullen, Christian & Dobbins